EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in the PPL Corporation's Annual Report on Form 10-K, as amended by Form 10-K/A filed on June 28, 2000, for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 29, 2001